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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


The Board of Directors
VerticalNet, Inc.:

We consent to the incorporation by reference of our reports dated February 22, 1999, relating to the consolidated balance sheets of VerticalNet, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of VerticalNet, Inc., which is incorporated by reference herein. We also consent to the incorporation by reference of our report dated July 29, 1999, except for footnote 7, as to which the date is August 10, 1999, relating to the balance sheet of CertiSource, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the year then ended, which report appears in the Form 8-K of VerticalNet, Inc. filed on August 20, 1999, which is incorporated by reference herein.


                                             KPMG LLP


October 18, 1999
Philadelphia, Pennsylvania